Exhibit 99.1

TranSwitch Corporation Announces First Quarter Results

(Shelton, CT) April 16, 2003 — TranSwitch Corporation (NASDAQ: TXCC) announced today that it posted first quarter 2003 net revenues of $4.1 million and a net loss according to Generally Accepted Accounting Principles (GAAP) of ($17.4) million, or ($0.19) per basic and diluted share. The net loss includes the following extraordinary items:

•	a charge representing the cumulative effect of a change in the Company’s depreciation method from the half-year convention method to the straight-line method, as of January 1, 2003, totaling $0.8 million; and

•	an extraordinary loss of approximately $0.1 million upon the initial consolidation of TeraOp (USA), Inc., a variable interest entity which resulted from the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN 46). The Company began consolidating the results and balances of TeraOp (USA), Inc. as of January 31, 2003.

The Company is no longer reporting results on a pro-forma or other non-GAAP financial basis in response to recent Securities and Exchange Commission rulings and guidance.

Results for the first quarter also reflect the impact of the previously announced restructuring plan. This plan, with charges totaling approximately $3.8 million for the first quarter of 2003, resulted in a further workforce reduction in January 2003, the continued consolidation of facilities, and asset impairment charges.

For comparison purposes, the net loss on a GAAP basis (as restated due to a change from the cost to the equity method of accounting for the Company’s investment in OptiX Networks, Inc.) for the relevant 2002 quarters was:

•	for the first quarter of 2002, the net income was $18.6 million, or $0.21 per basic and diluted share. The Company has reclassified a previously reported extraordinary gain on the repurchase of convertible debt to continuing operations in accordance with SFAS No. 145; and

•	for the fourth quarter of 2002, net loss was ($17.6) million, or ($0.20) per basic and diluted share.

“Although the conditions in the wireline telecom marketplace continue to be challenging, the enthusiasm for the next generation of TranSwitch products is very encouraging,” stated Dr. Santanu Das, Chairman of the Board, Chief Executive Officer and the President of TranSwitch Corporation. “In the first quarter, we secured 50 design wins at 30 customers and our Ethernet-over-SONET (EoS) product, EtherMap-3, continues to have the highest level of interest we have seen in any new product in TranSwitch’s history.”

“Our objective is to be a company that is a specialist in the SONET / Ethernet-over-SONET (EoS) area. The service providers look at ethernet service as enhancing their revenues immediately, and EoS products work seamlessly with the current SONET / SDH infrastructure. We have had considerable interaction with service providers to validate this market. We see across-the-board momentum behind the ethernet service, not only in North America, but also in Europe and Asia,” commented Dr. Das.

“Our confidence in TranSwitch’s focus on the SONET / EoS segment is based on: a) validation through design wins that EoS represents a growth segment in the wireline market; b) our considerable intellectual property in the EoS area; and c) the endorsement of our EoS products by all the major systems vendors. Based on these facts, we believe that we are ahead of our competition in this critical marketplace,” stated Dr. Das.

“We are anticipating that second quarter 2003 product revenue will be approximately $4.5—$5.0 million. We are estimating that our second quarter 2003 GAAP net loss will be in the range of ($0.18) to ($0.19) per basic and diluted share,” concluded Dr. Das.

There will be a conference call regarding this announcement on Wednesday, April 16, 2003 at 5:30 p.m. eastern time. The dial-in number is (706) 679-0410, leader Peter Tallian. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through April 21, 2003. To access the replay, dial (706) 645-9291 and enter 9462925 as the conference ID number. Interested parties can also access the webcast via www.vcall.com by clicking on the TranSwitch Corporation conference call link. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation:

TranSwitch Corporation, headquartered in Shelton, Connecticut, is a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions – Connectivity Engines ™– to original equipment manufacturers who serve three end-markets: the Worldwide Public Network Infrastructure, the Internet Infrastructure, and corporate Wide Area Networks (WANs). Combining its in-depth understanding of applicable global communication standards and its world-class expertise in semiconductor design, TranSwitch Corporation implements communications standards in VLSI solutions that deliver high levels of performance. Committed to providing high-quality products and service, TranSwitch is ISO 9001 registered. Detailed information on TranSwitch products, news announcements, seminars, service and support is available on TranSwitch’s home page at the World Wide Web site—http://www.transwitch.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks relating to TranSwitch’s indebtedness; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission.

For more information contact:

Peter J. Tallian, Chief Financial Officer

TranSwitch Corporation

Phone: 203/929-8810 ext. 2427

Fax: 203/926-9453

www.transwitch.com

TranSwitch Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

	Three Months Ended March 31,
	2003	2002(1)
Net revenues:
Product revenues	$3,931	$4,529
Service revenues	167	333

Total net revenues	4,098	4,862
Cost of revenues:
Cost of product revenues	1,238	1,584
Cost of service revenues	102	234

Total cost of revenues	1,340	1,818

Gross profit	2,758	3,044
Operating expenses:
Research and development	10,230	13,326
Marketing and sales	2,682	3,736
General and administrative	1,472	2,322
Restructuring charge and asset impairments	3,787	—
Purchased in-process research and development	—	2,000

Total operating expenses	18,171	21,384

Operating loss	(15,413)	(18,340)
Other (expense) income:
Impairment of investments in non-publicly traded companies	(50)	—
Equity in net losses of affiliates	(315)	(583)
Gain from repurchase of 4.5% convertible notes	—	56,781
Interest (expense) income:
Interest income	847	2,342
Interest expense	(1,552)	(8,618)

Interest expense, net	(705)	(6,276)

Total other (expense) income	(1,070)	49,922

(Loss) income before income taxes	(16,483)	31,582
Income tax expense	69	12,947

Net (loss) income before extraordinary loss and cumulative effect of a change in accounting principle	(16,552)	18,635
Extraordinary loss upon consolidation of TeraOp (USA), Inc.	(83)	—
Cumulative effect on prior years of retroactive application of new depreciation method	(805)	—

Net (loss) income	$(17,440)	$18,635

Basic and diluted (loss) earnings per common share:
Net (loss) income before cumulative effect of a change in accounting principle	$(0.18)	$0.21
Extraordinary loss upon consolidation of TeraOp (USA), Inc.	—	—
Cumulative effect on prior years of retroactive application of new depreciation method	(0.01)	—

Net (loss) income	$(0.19)	0.21

Basic and diluted average shares outstanding	90,164	90,085

(1)	The 2002 figures have been adjusted for the effect of the change in the investment in OptiX Networks, Inc. from the cost to the equity method of accounting which occurred in the quarter ended September 30, 2002. Also, the gain of debt extinguishment, previously classified as extraordinary, has been reclassified to continuing operations in accordance with SFAS No. 145.

TranSwitch Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and short-term investments	$175,026	$183,647
Accounts receivable, net	1,893	2,228
Inventories	4,284	4,658
Prepaid expenses and other current assets	4,358	5,480

Total current assets	185,561	196,013
Long-term investments (marketable securities)	16,609	21,819
Property and equipment, net	13,481	17,219
Patents, net of accumulated amortization	1,360	1,655
Investments in non-publicly traded companies	1,032	1,988
Deferred financing costs, net	1,990	2,193
Other assets	1,243	2,466

Total assets	$221,276	$243,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,728	$2,044
Accrued expenses and other current liabilities	6,695	8,992
Accrued compensation and benefits	1,617	1,961
Accrued sales returns, allowances and stock rotation	1,126	1,479
Accrued interest	262	1,546
Restructuring liabilities	2,140	1,708

Total current liabilities	13,568	17,730
Restructuring liabilities – long term	25,140	25,849
4½% Convertible Notes due 2005	114,113	114,113

Total liabilities	152,821	157,692

Total stockholders’ equity	68,455	85,661

Total liabilities and stockholders’ equity	$221,276	$243,353